UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2008

ASKMENOW, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-49971	71-0876952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Executive Park, Suite 250, Irvine, CA 92614
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 861-2590

N/A
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 4, 2008, InfoByPhone, Inc. (d/b/a AskMeNow), a wholly-owned subsidiary of AskMeNow, Inc. (“AskMeNow”) entered into a Wireless Content Distribution Agreement (the “Distribution Agreement”) with Bell Mobility Inc. (“Bell Canada”) to distribute AskMeNow’s new mobile web site on a non-exclusive basis to Bell Canada’s customers.

The Distribution Agreement has an initial term of one year ending on January 31, 2009, after which the Agreement will remain in effect on a month-to-month basis unless terminated by either party on not less than 30 days prior notice. Bell Canada may terminate the Distribution Agreement at any time during the term without penalty for any reason and without cause upon 30 days prior notice. Either party may terminate the Distribution Agreement prior to the end of the term if the other party becomes bankrupt or insolvent, or if the other party materially breaches the Agreement and fails to cure the breach within 20 business days following notification of such breach. Under the terms of the Distribution Agreement, neither party is responsible for the payment of compensation to the other party; however, compensation could be provided in the future upon the mutual consent of the parties.

In connection with the execution of the Distribution Agreement, the parties simultaneously entered into an advertising revenue sharing agreement (the “Revenue Sharing Agreement”), under which Bell Canada authorized AskMeNow to present advertisements to Bell Canada’s customers accessing AskMeNow’s wireless application protocol (WAP) mobile web sites. Under the terms of the Revenue Sharing Agreement, AskMeNow is required to pay Bell Canada, on a monthly basis, a percentage of the “Gross Advertising Revenue” billed by AskMeNow in connection with all advertisements that AskMeNow displays to Bell Canada’s customers. “Gross Advertising Revenue” includes all gross amounts actually ordered or billed for advertising services by AskMeNow made in connection with the agreement.

The Revenue Sharing Agreement expires in six months, or upon the earlier termination of the Distribution Agreement, after which the Revenue Sharing Agreement will automatically be extended for successive thirty day terms unless terminated earlier. Bell Canada may terminate the Revenue Sharing Agreement at any time during the term, upon five days notice to AskMeNow, without penalty, for any reason and without cause. Either party may terminate the Agreement prior to the end of the term if the other party becomes bankrupt or insolvent, or if the other party materially breaches the Agreement and fails to cure the breach within 15 days following notification of such breach.

The foregoing summaries of the agreements with Bell Canada are qualified in their entirety by reference to the agreements, which will be filed within the applicable deadlines. Interested parties should read the agreements in their entirety.

Item 5.02	Departure of Directors or certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers

Effective February 9, 2008, Alan Smith resigned from the Company’s Board of Directors for personal reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2008

ASKMENOW, INC.

	By:	/s/ Darryl Cohen
Darryl Cohen
Chief Executive Officer